Exhibit 21.1

Subsidiary	Jurisdiction of Organization
Borden Chemical Investments, Inc.	DE
BDS Two, Inc.	DE
Borden Chemical Foundry, Inc.	DE
HA-International, LLC	DE
Borden Services Company	DE
Borden Chemical International, Inc.	DE
Hexion U.S. Finance Corp.	DE
Hexion Nova Scotia Finance, ULC	Nova Scotia
Borden Chimie S.A.	France
Borden Chemical Philippines, Inc.	Philippines
Oilfield Technology Group, Inc.	DE
Alisa S.A.	Colombia
BCMP Colombia S.A.	Colombia
Hexion Specialty Chemicals Canada, Inc.	Canada
Borden Chemical Holdings (Panama) S.A.	Panama
Borden Luxemburg S.a.r.l	Luxemburg
Hattrick (Barbados) Finco SRL	Barbados
Quimica Borden Argentina S.A.[1]	Argentina
Bexley Finance, S.A.	Panama
Hexion Quimica Industria E Comercio Ltda.	Brazil
Borden Chemical Resinas, Panama, S.R.L.	Panama
Alba Adesivos Industria E Comercio Ltda.	Brazil
Hexion Specialty Chemicals SDN. BHD.	Malaysia
Hexion Specialty Chemicals Pty. Ltd.	Australia
Hexion Specialty Chemicals Somersby Pty. Ltd.	Australia
Hexion Specialty Chemicals SG. Petani SDN. BHD	Malaysia
Borden International Holdings Limited	UK
Borden Chemical GB Limited	UK
Compania Quimira Borden, S.A.	Panama

[1]	Quimica Borden Argentina S.A. is being dissolved.

Subsidiary	Jurisdiction of Organization
Bakelite North America Holding Company	DE
Bakelite Epoxy Polymers Corporation	DE
Borden Chemical Holdings (China) Ltd.	Hong Kong
Borden Industrial Resins Trading (Shanghai) Co., Ltd.	China
Borden Chemical Holdings (Caojing) Limited	Hong Kong
Borden UV Coating Holdings (Shanghai) Limited	Hong Kong
Borden UV Coatings (Shanghai) Limited	Hong Kong
Borden Chemical Holdings (Heyuan) Limited	Hong Kong
Asia Dekor Borden (Hong Kong) Chemical Co., Ltd.	China
Asia Dekor Borden (Heyuan) Chemical Co., Ltd.	Hong Kong
HSC Capital Corporation[3]	DE
Resolution Holdings B.V.	The Netherlands
Resolution Research Belgium S.A.	Belgium
Resolution Research Nederland B.V.	The Netherlands
Resolution Japan K.K.	Japan
Resolution Iberica Performance Products S.A.	Spain
Servicios Factoria Barbastro S.A.	Spain
Hexion Specialty Chemicals Singapore Pte. Ltd.[4]	Singapore
Resolution Deutschland GmbH	Germany
Hexion Specialty Chemicals B.V.[5]	The Netherlands
Resolution (UK) Performance Products Limited	UK
Resolution France S.A.S.[6]	France
Resolution Switzerland S.A.[7]	Switzerland
Resolution Italia S.r.l.[8]	Italy
Lawter International Inc.	DE
Jiangsu Funing Lawter International Co., Ltd.	China
Lawter (Tianjin) Chemical Co., Ltd.	China
Fujian Nanping Lawter International Co., Ltd.	China

[3]	Formerly known as APP Capital Corp.

[4]	Formerly known as Resolution Performance Products Pte. Ltd.

[5]	Formerly known as Resolution Europe B.V.

[6]	Resolution France S.A.S. is being dissolved.

[7]	Resolution Switzerland S.A. is being dissolved.

[8]	Resolution Italia S.r.l. is being dissolved

Subsidiary	Jurisdiction of Organization
RSM Europe B.V.	The Netherlands
Resolution Specialty Materials Canada, Inc.[9]	New Brunswick, Canada
Resolution Specialty Materials Rotterdam B.V.	The Netherlands
Resolution Specialty Materials Chemacryl a.s.	Czech Republic
Resolution Specialty Materials Italy S.r.l.	Italy
Resolution Specialty Materials Germany GmbH	Germany
Resolution Specialty Materials Mexico S.de R.L.de C.V.	Mexico
Lawter International BVBA	Belgium
Resolution Specialty Materials Sweden Holdings AB	Sweden
Resolution Specialty Materials Sweden AB	Sweden

[9]	Resolution Specialty Materials Canada, Inc. is being dissolved.